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                                                                    Exhibit 99.1
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                        KNOLL, INC. RECEIVES APPROVAL OF
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                       GOING-PRIVATE LITIGATION SETTLEMENT
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EAST GREENVILLE, Pa., Nov. 3 /PRNewswire/ -- Knoll, Inc. (NYSE: KNL) announced today that the Delaware Chancery Court has approved the settlement of litigation challenging Knoll's previously announced going-private merger with a newly formed entity organized by Warburg, Pincus Ventures, L.P. It is anticipated that the merger will close on November 4, 1999. F

Founded in 1938, Knoll is a global office furnishings manufacturer committed to design excellence. The company's corporate headquarters is located in East Greenville, PA.

CONTACT: Douglas J. Purdom, Senior Vice President and Chief FinancialOfficer of Knoll, Inc., 215-679-1300//Web site: http://www.knoll.com/